EXHIBIT 99.1

Autobytel Reports Financial Results for 2012 Third Quarter,
Including Highest Quarterly Revenues in Four Years

-- Company Raises Full Year 2012 Profit Forecast; Expects Net Income to Triple Compared with 2011 --

IRVINE, Calif. (November 8, 2012) – Autobytel Inc. (Nasdaq: ABTL), a leading provider of online consumer purchase requests and marketing resources for the automotive industry, today announced increased revenues and net income for the third quarter ended September 30, 2012.  The company reported its sixth consecutive quarter of profitability and seventh consecutive quarter of positive cash flow.

Revenues for the 2012 third quarter increased 7% to $17.5 million from $16.3 million one year ago.  Revenues generated from automotive purchase requests, the company's core product offering, rose more than 12% to $15.1 million for the 2012 third quarter, up from $13.5 million last year, primarily reflecting ongoing demand from automotive dealers and OEMs.  Advertising revenue improved 13% to $884,000 from $784,000 for the third quarter of 2011.

Gross profit grew to $6.7 million for the 2012 third quarter from $6.6 million last year.  Gross margin totaled 38.5% of total revenues for the 2012 third quarter, compared with 40.3% for the third quarter of 2011.  Gross margin declined as a result of investments in generating additional lead volume and further investment in our online content to drive increased growth.

Total operating expenses were $6.1 million for the 2012 third quarter, the same as for the 2011 third quarter.  Total operating expenses for the 2012 third quarter included a $68,000, or $0.01 per diluted share, one-time impairment charge related to a long-lived asset.

Net income for the 2012 third quarter grew 24% to $551,000, or $0.05* per diluted share, based on 10.1 million diluted average weighted shares outstanding.  Excluding the one-time impairment charge, net income for the 2012 third quarter would have been $619,000, or $0.06* per diluted share.  Net income for the 2011 third quarter was $446,000, or $0.05 per diluted share, based on 9.5 million diluted average weighted shares outstanding.  Per share amounts reflect a 1-for-5 reverse stock split effected on July 11, 2012.

"Our ability to generate the company's highest quarterly revenues in four years reflects ongoing strategic initiatives focused on further enhancing purchase request quality and volume for our auto dealer and OEM customers, while delivering a superior experience for consumers at Autobytel.com.  The quality improvements we've made are providing dealers with purchase requests that are yielding significantly higher sales conversion rates and, in turn, have resulted in increased demand, as we generated the highest level of dealer revenue in 11 quarters," said Jeffrey H. Coats, President and Chief Executive Officer of Autobytel.  "Favorable trends in the automotive market, combined with greater recognition for our brand, position us well for top- and bottom-line growth as we seek to capture additional market share."

Cash flow provided by operations improved significantly to $1.5 million for the third quarter of 2012, compared with cash flow used by operations of $93,000 for the prior-year third quarter.  Cash net income increased to $1.4 million, or $0.14 per diluted share, for the third quarter of 2012, from $1.2 million, or $0.13 per diluted share, for the same quarter last year.

*  When initially issued, this press release indicated that net income per diluted share for the 2012 third quarter was $0.05 and that, excluding the one-time impairment charge, net income per diluted share for the 2012 third quarter was $0.06.  The correct net income per diluted share for the 2012 third quarter was $0.06, and excluding the one-time impairment charge, was $0.07. See Item 2.02 of this Current Report on Form 8K for an explanation of the correction.

Nine-Month Results
For the nine months ended September 30, 2012, revenues rose to $49.9 million from $47.6 million for the first nine months of 2011.  Revenues generated from automotive purchase requests rose 9% to $42.4 million for the first nine months of 2012, up from $39.0 million from the same period last year.

Gross profit improved to $19.9 million for the first nine months of 2012, up from $19.1 million for the same period last year.  Gross margin declined slightly to 39.9% of total revenues for the 2012 year-to-date period from 40.1% for the 2011 year-to-date period.

Total operating expenses for the nine months ended September 30, 2012 declined to $18.6 million from $18.8 million for the same period last year.

Net income for the 2012 year-to-date period advanced to $1.0 million, or $0.11 per diluted share.  Excluding the one-time impairment charge in the third quarter of 2012, net income would have been $1.1 million, or $0.12 per diluted share.  Net income for the 2011 year-to-date period was $75,000, or $0.01 per diluted share.  Per share amounts reflect a 1-for-5 reverse stock split effected on July 11, 2012.

Cash flow provided by operations was $4.4 million for the first nine months of 2012, compared with $120,000 for the first nine months of 2011.  Cash net income grew to $3.4 million, or $0.36 per diluted share, for the 2012 year-to-date period, from $2.4 million, or $0.25 per diluted share, for the same period last year.

Cash and cash equivalents increased to $13.7 million at September 30, 2012 from $11.2 million at December 31, 2011 and $12.4 million at June 30, 2012.

Business Outlook
Based on its year-to-date financial performance, Autobytel said it is raising its 2012 net income forecast and now expects net income to triple, compared with2011 net income.  The company also expects year-over-year revenue growth of 3% to 5% for 2012.

Conference Call
Autobytel management will host a conference call today at 5 p.m. ET/2 p.m. PT to discuss its 2012 third quarter financial results.  Interested parties may participate in the live call by dialing (877) 852-2929, passcode 41912510.  An audio broadcast will also be available through a live webcast at www.autobytel.com (click on "Investor Relations" and then click on "Events & Presentations").  Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.  For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel's website.  A telephone replay of the call will also be available through November 15, 2012 by dialing (855) 859-2056, passcode 41912510.  The slides that will be referenced during the call will be available on the company's website at www.autobytel.com (click on "Investor Relations" and then click on "Events & Presentations").  The slides will contain disclosures of EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow and free cash flow per share, which are non-GAAP financial measures as defined by SEC Regulation G.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides.

Note about Non-GAAP Financial Measures
Autobytel has disclosed Cash Net Income and Cash Flow, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2012 third quarter and year-to-date period within this press release.  The company defines non-GAAP Cash Net Income as net income/(loss) plus depreciation and amortization and non-cash share-based compensation.  The company defines non-GAAP Cash Flow as EBITDA (which is net income/(loss) before (i) interest income (expense); (ii) income tax provision (benefit); and (iii) depreciation and amortization) plus non-cash stock compensation related to the company's grant of stock options and other equity instruments.  Autobytel believes non-GAAP Cash Net Income and Cash Flow should be presented separately to enhance understanding of the company's ongoing operations.  The management of Autobytel believes that these non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company's ongoing operations.  A table providing a reconciliation of non-GAAP Cash Net Income to the closest GAAP financial measure is included at the end of this press release.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.  In addition, the company may incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

About Autobytel Inc.
Autobytel Inc., an online leader offering consumer purchase requests and marketing resources to car dealers and manufacturers and providing consumers with the information they need to purchase new and used cars, pioneered the automotive Internet when it launched its flagship website in 1995.  Autobytel continues to offer innovative products and services to help consumers buy, and auto dealers and manufacturers sell, more used and new cars.  Autobytel has helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and helped every major automaker market its brand online.  Through its flagship website, network of automotive sites and respected online affiliates, Autobytel continues its dedication to innovating the industry's highest quality Internet programs to provide consumers with a comprehensive and positive automotive research and purchasing experience, and auto dealers, dealer groups and auto manufacturers with some of the industry's most productive and cost-effective customer referral and marketing programs.

Investors and other interested parties can receive Autobytel news releases and invitations to special events by accessing the online registration form at http://investor.autobytel.com/alerts.cfm.

Forward-Looking Statements Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws.  These forward-looking statements, including, but not limited to, favorable trends in the automotive market, combined with greater recognition for Autobytel's brand, positioning the company well for top- and bottom-line growth as it seeks to capture additional market share, the expectation that 2012 net income will be triple 2011 net income, and the expectation of  year-over-year revenue growth of 3% to 5% for 2012, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission.  Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of Autobytel and the market price of the company's stock.  In addition, current year financial information could be subject to change as a result of subsequent events or the finalization of the company's financial statement close which culminates with the filing of the company's Annual Report on Form 10-K for the current year.

Contacts:

Investor Relations:
Autobytel Inc.
Curt DeWalt
Chief Financial Officer
949-437-4694
curtisd@autobytel.com

PondelWilkinson Inc.
Roger Pondel/Laurie Berman
310-279-5980
pwinvestor@pondel.com

CMC Group, Inc. Bradley Orr
303-887-4932 borr@cmc-group.us

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$13,706	$11,209
Restricted cash	-	400
Accounts receivable (net of allowances for bad debts and customer credits of $411 and $540, at September 30, 2012 and December 31, 2011, respectively)	11,056	10,144
Prepaid expenses and other current assets	596	571
Total current assets	25,358	22,324
Property and equipment, net	1,646	1,629
Long-term strategic investment	194	194
Intangible assets, net	1,874	2,893
Goodwill	11,677	11,677
Other assets	77	77
Total assets	$40,826	$38,794

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,294	$3,081
Accrued expenses and other current liabilities	4,684	4,994
Deferred revenues	86	216
Total current liabilities	10,064	8,291
Convertible note payable	5,000	5,000
Other non-current liabilities	554	607
Total liabilities	15,618	13,898

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 8,853,900 and 9,224,345 shares issued and outstanding, as of September 30, 2012 and December 31, 2011, respectively	9	46
Additional paid-in capital	306,047	306,733
Accumulated deficit	(280,848)	(281,883)
Total stockholders' equity	25,208	24,896
Total liabilities and stockholders' equity	$40,826	$38,794

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands, except per-share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2012		2011	2012	2011

Revenues:
Purchase requests	$16,523		$15,482	$47,077	$44,635
Advertising	884		784	2,670	2,772
Other revenues	47		44	144	182
Total revenues	17,454		16,310	49,891	47,589
Cost of revenues (excludes depreciation of $25 and $70 for the three months ended September 30, 2012 and 2011, respectively, and $90 and $211 for the nine months ended September 30, 2012 and 2011, respectively)	10,739		9,738	30,004	28,496
Gross profit	6,715		6,572	19,887	19,093

Operating expenses:
Sales and marketing	2,035		2,153	6,648	6,782
Technology support	1,651		1,855	5,098	5,241
General and administrative	1,983		1,781	5,772	5,809
Depreciation and amortization	492		419	1,295	1,369
Litigation settlements	(68)		(65)	(205)	(393)
Total operating expenses	6,093		6,143	18,608	18,808
Operating income	622		429	1,279	285
Interest and other income, net	16		8	12	31
Income tax provision (benefit)	87		(9)	256	241
Net income and comprehensive income	$551		$446	$1,035	$75

Basic income per common share	$0.06		$0.05	$0.11	$0.01
Diluted income per common share	$0.05	*	$0.05	$0.11	$0.01

Shares used in computing income per common share (in thousands):
Basic	8,853		9,215	9,043	9,183
Diluted	10,098		9,478	9,258	9,595

* When initially issued, this press release indicated that net income per diluted share for the 2012 third quarter was $0.05. The correct net income per diluted share for the 2012 third quarter was $0.06.

AUTOBYTEL INC.
RECONCILIATION OF CASH NET INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2012	2011	2012	2011

Net income	$551	$446	$1,035	$75

Depreciation and amortization	607	524	1,626	1,598

Share-based compensation	209	268	708	768

Cash net income	$1,367	$1,238	$3,369	$2,441

Cash net income per diluted share	$0.14	$0.13	$0.36	$0.25

Shares used in calculating
cash net income per diluted share	10,098	9,478	9,258	9,595